UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2013

DIGITAL ANGEL CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	0-26020	43-1641533
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 STATE STREET, SUITE 214 NEW LONDON, CT	06320
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 651-900-0776

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 1, 2013, Digital Angel Corporation, a Delaware corporation (the “Company”), entered into a Share Purchase Agreement (the “Purchase Agreement”) with Michael Cook, John Grant and Yee Lawrence, collectively, the “Buyers,” pursuant to which all of the outstanding capital stock of Digital Angel Radio Communications Limited (“DARC”), a recently formed, wholly-owned subsidiary of the Company registered in the UK, was purchased by the Buyers in a management buyout. In connection with the transaction, the radio communications business of Signature Industries Limited’s was transferred into DARC. Signature Industries Limited (“SIL”) is a 98.5% owned subsidiary of the Company and Messrs. Cook and Grant were former directors of SIL.

The aggregate share purchase price for DARC was approximately £562,000, or approximately USD $852,666 based on the pound sterling to dollar exchange rate on March 1, 2013. Per the terms of the Purchase Agreement, the purchase price will be paid as follows: the Company will receive £150,000 in a cash down payment on March 31, 2013 and eighteen equal monthly installments of approximately £9,444 under the terms of a non-interest bearing note in the amount of £170,000; £175,000 by the assumption by the Buyers of SIL’s obligations under an invoice discount facility; and £67,000 by the assumption by the Buyers of certain obligations under existing consulting and severance agreements with Mr. Cook.

Immediately upon completion of the sale of DARC, the Company will begin liquidating SIL. The Company presently expects that approximately £40,000 of the £150,000 cash down payment received from the sale of DARC will be used to satisfy outstanding SIL liabilities.

The Company has previously disclosed its intention and efforts over the past two years to sell the radio communications business as it was deemed non-core. The Company’s remaining business activities include the Company’s mobile games applications and resolution of the Allflex escrow related to the sale of Destron Fearing Corporation in July 2011.

The Company has not yet determined if there will be a gain or loss on the sale of DARC. However, since the sale was to former employees and directors of SIL and a portion of the purchase price will be paid in installments, the Company anticipates that the gain, if any, will be deferred and recognized when collection of the note is assured. Any gain or loss recognized will be reflected in the Company’s results from discontinued operations.

The foregoing description of the transactions related to the sale of the radio communications business does not purport to be complete. The discussion herein regarding the Purchase Agreement is qualified in its entirety by reference to the form of Share Purchase Agreement attached hereto as Exhibit 10.1 and the Business Purchase Agreement attached hereto as Exhibit 10.2, both of which are incorporated herein by reference into this Item 2.01.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description

10.1	Share Purchase Agreement Dated March 1, 2013

10.2	Business Purchase Agreement Dated March 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL ANGEL CORPORATION

Date: March 7, 2013	By:	/s/ Lorraine M. Breece
	Name:	Lorraine M. Breece
	Title:	Chief Financial Officer